EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement (Form S-8 to be filed on or about August 17, 2005) pertaining to the Hartmarx Savings Investment and Stock Ownership Plan of our report dated March 4, 2004, with respect to the financial statements of Exclusively Misook, Inc., for the years ended December 31, 2003, 2002, and 2001, included in the Form 8-K/A of Hartmarx Corporation dated October 4, 2004, filed with the Securities and Exchange Commission on October 4, 2004.


/s/ Citrin Cooperman & Company, LLP
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Citrin Cooperman & Company, LLP
New York, New York
August 17, 2005